                                                                    EXHIBIT 23.4

                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 2, 1999 related to the financial statements of Vinca Corporation as of December 31,1998 and 1997 and for each of the three years in the period ended December 31,1998 included in Legato Systems, Inc.'s Form 8-K/A dated October 12, 1999.



/s/ Arthur Andersen LLP


Salt Lake City, Utah
January 28, 2000